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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITOR'S

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Corporate Development & Consulting Agreement by and between John Sloan and Cumberland Companies, Inc., Corporate Development & Consulting Agreement by and between Barbara Matalon and Cumberland Companies, Inc., Corporate Development & Consulting Agreement by and between Tony Sandelier and Cumberland Companies, Inc., Corporate Development & Consulting Agreement by and between Susan Pittman and Cumberland Companies, Inc., Corporate Development & Consulting Agreement by and between Judson Whiting and Cumberland Companies, Inc., Corporate Development & Consulting Agreement by and between George Glauser and Cumberland Companies, Inc., Corporate Development & Consulting Agreement by and between Barbara Pires and Cumberland Companies, Inc., Corporate Development & Consulting Agreement by and between Peter Sosnowski and Cumberland Companies, Inc., Corporate Development & Consulting Agreement by and between Robert Horrigan and Cumberland Companies, Inc., and Corporate Development & Consulting Agreement by and between Linda Meyers and Cumberland Companies, Inc., of our report dated April 7, 1997, with respect to the consolidated financial statements and schedules of Lone Star International Energy, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                   /s/  DAVIS, KINARD & CO., P.C.
                                        DAVIS, KINARD & CO., P.C.


Abilene, Texas,
April 17, 1997.